Exhibit 10.14.3

                    THIRD AMENDMENT TO ADVERTISING AGREEMENT

      This AMENDMENT TO ADVERTISING AGREEMENT is entered into as of the 24th day of June, 2004 (the "Amendment") by and between American Lawyer Media, Inc., a Delaware corporation, ("ALM") and ClickNsettle.com, Inc., a Delaware corporation ("ClickNsettle").

                                    RECITALS

      A. ALM and ClickNsettle have previously entered into that certain Advertising Agreement dated as of August 11, 2000 (the "Advertising Agreement"), and have amended the Advertising Agreement on June 12, 2003 (the "First Amendment") and on December 8, 2003 (the "Second Amendment").

      B. ALM and ClickNsettle have agreed to amend the Advertising Agreement a third time, subject to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Recitals. The foregoing recitals are accurate and are incorporated herein and made a part hereof.

            2. Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the Advertising Agreement.

            3. Amendments. It is hereby agreed that Schedule 1 of the Amendment shall be amended to read in its entirety as follows:

As of the date of this Third Amendment, a cash commitment of $75,854.30 in additional advertising remains to be purchased by ClickNsettle. The parties agree that ClickNsettle shall purchase this additional $75,854.30 in advertising on or before December 31, 2004.

            4. Full Force and Effect. Except as specifically modified or amended by the terms of this Third Amendment, the Advertising Agreement is and shall continue, in full force and effect and is hereby ratified and confirmed.

            5. Counterparts. This Third Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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            6. Miscellaneous. This Third Amendment shall be binding upon all the parties to the Advertising Agreement and their respective successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        AMERICAN LAWYER MEDIA, INC.

                                        By: /s/ Allison C. Hoffman
                                            ---------------------------------
                                            Name:  Allison C. Hoffman
                                            Title: Vice President-General
                                                   Counsel


                                        CLICKNSETTLE.COM, INC.

                                        By: /s/ Roy Israel
                                            ---------------------------------
                                            Name:  Roy Israel
                                            Title: CEO & President


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